July 25, 2008

Chris Bergeon

Vice President

Great-West Life & Annuity Insurance Company

8515 E. Orchard Road

Greenwood Village, CO 80111

Alliance Variable Products Series Fund, Inc.;

Alliance Capital Management, L.P.;

Alliance Fund Distributors, Inc.;

Edmund R. Bergan, Jr.

1345 Avenue of the Americas

New York, NY 10105

PC: Legal Department

RE:	An Amendment-Consolidation of Administrative Services from Charles Schwab & Co. to Great-West Life & Annuity Insurance Company

Dear Mr. Bergan:

Please be advised that, in connection with an agreement executed between Charles Schwab & Company, Inc. ("Schwab") and Great-West Life & Annuity Insurance Company ("GWL&A"), the administrative services performed under our fund participation agreement with you will be consolidated and performed exclusively by GWL&A.

You are a party to a participation agreement dated April 30, 2001, as amended, with GWL&A and Schwab (the "Agreement"). We are seeking your consent pursuant to Article 12.8 to amend this Agreement to substitute GWL&A for Schwab as the party responsible for performing administrative services under this Agreement.

Specifically, this amendment will replace Schwab with GWL&A in the provisions of Article 5 and Schedule C of the Agreement. In addition, all fees formerly payable to Schwab are to be made to GWL&A in consideration of the performance by GWL&A of these administrative services.

You should note that the purpose of this amendment is not to change your substantive obligations, responsibilities, or rights under this Agreement, but only to amend the Agreement so as to properly reflect the replacement of Schwab by GWL&A as the party responsible for providing administrative services under this Agreement.

All other provisions of the Agreement otherwise remain unchanged.

Three executed originals are enclosed for execution by Alliance Variable Products Series Fund, Inc., Alliance Capital Management, L.P., and Alliance Fund Distributors, Inc. Please return two duly executed originals to us in the enclosed stamped, self-addressed envelope.

If you have any questions, please do not hesitate to contact Nancy Trammell, Manager Individual Markets at 303-737-4258. I remain,

Yours truly,

Great-West Life & Annuity Insurance Company

By its authorized officer noted below

By: /s/ Chris Bergeon

Name: Chris Bergeon

Title: VP

I have read the foregoing letter and agree to accept this amendment to the Agreement.

Charles Schwab & Co., Inc.	Alliance Variable Products Series Fund, Inc. now known as AllianceBernstein Variable Products Series Fund

By its authorized officer noted below	By its authorized officer noted below
By: /s/ Tina Valensuela	By: /s/ Andrew Gangolf
Name: Tina Valensuela	Name: Andrew Gangolf
Title: VP	Title: Assistant Secretary

Alliance Capital Management, L.P. now known as AllianceBernstein L.P.	Alliance Fund Distributors, Inc. now know as AllianceBernstein Investments, Inc.

By its authorized officer noted below	By its authorized officer noted below
By: /s/ Mona Bhalla	By: /s/ Andrew Gangolf
Name: Mona Bhalla	Name: Andrew Gangolf
Title: Deputy Corporate Secretary	Title: Assistant Secretary